EXHIBIT 22

                       UNITED STATES DISTRICT COURT
                       NORTHERN DISTRICT OF OHIO
                           EASTERN DIVISION

FIRST UNION REAL ESTATE EQUITY AND    )    CASE NO. 1:98CV0105
MORTGAGE INVESTMENTS,                 )
                                      )    JUDGE ALDRICH
                  Plaintiff,          )
                                      )    DEFENDANTS' MOTION FOR COURT TO
      v.                              )    ACCEPT REASSIGNMENT OF RELATED
                                      )    CASE
GOTHAM PARTNERS, L.P., et al.,        )    -------------------------------
                                      )
                  Defendants.         )


     Defendants, Gotham Partners, L.P. and Gotham Partners II, L.P., pursuant to Local Rule 3.1(b)(3), move this Court for an order accepting the reassignment of a related action, styled Gotham Partners, L.P. v. First Union Real Estate Equity and Mortgage Investments Case No. 1:98CV0272. Considerations of judicial economy weigh heavily in favor of reassignment, as this Court has become familiar with the underlying allegations, and has entered a scheduling order which addresses, among other things, both plaintiff and defendants' motions for preliminary injunctions.

     The grounds for this motion are set forth more fully in the attached Memorandum in Support.

     Date: January 30, 1998
                                    Respectfully submitted,


OF COUNSEL:
                                    /s/ Michael J. Garvin
                                    ----------------------------------
                                    David C. Weiner (0013351)
                                    Michael J. Garvin (0025394)
HAHN LOESER & PARKS LLP
                                    3300 BP America Building
                                    200 Public Square
                                    Cleveland, Ohio 44114-2301
                                    (216) 621-0150

                                                -and-


                                    /s/ Alexander R. Sussman
OF COUNSEL:                         -----------------------------------
                                    Alexander R. Sussman(FN1)
FRIED, FRANK, HARRIS, SHRIVER
  & JACOBSON                        25th Floor
                                    One New York Plaza
                                    New York, New York 10004-1980
                                    (212) 859-8000

                                    Attorneys for Plaintiffs

--------
[FN]
1     Application to appear pro hac vice is pending.